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                                                                      Exhibit 23

                       Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements and Post-Effective Amendment of our report dated February 14, 1997, with respect to the consolidated financial statements of Oglebay Norton Company included in this Annual Report (Form 10-K) for the year ended December 31, 1996:

     Registration Statement Number 33-58819 on Form S-8 dated April 26, 1995 pertaining to the Oglebay Norton Company Director Stock Plan;

     Registration Statement Number 33-37974 on Form S-8 dated November 23,
       1990, pertaining to the Oglebay Norton Company Incentive Savings Plan and Trust;

     Registration Statement Number 33-37975 on Form S-8 dated November 23, 1990, pertaining to the Oglebay Norton Taconite Company Thrift Plan and Trust.

     Post-Effective Amendment Number 4 to Registration Statement Number 2-
       80895 on Form S-8 dated February 13, 1990, pertaining to the Oglebay Norton Company Incentive Savings Plan and Trust;

     Registration Statement Number 33-29046 on Form S-8 dated June 9, 1989, pertaining to the Oglebay Norton Company Employee Stock Ownership Plan and Trust;

     Registration Statement Number 33-21006 on Form S-8 dated April 21, 1988, pertaining to the Oglebay Norton Company Employee Stock Ownership Plan and Trust.

                                                     ERNST & YOUNG LLP

Cleveland, Ohio
March 27, 1997